Operator:	Good day, Ladies and Gentlemen. Thank you for standing by and welcome to the Immucor, Inc. Conference Call. At this time, all participants are in a listen only mode. Later, we will conduct a question and answer session, and instructions will follow at that time.

As a reminder, this conference call is being recorded. Certain statements on this conference call constitute forward looking statements and actual results and events could differ materially. Specifically, the statements regarding the full year earnings estimate and increasing Galileo placements are forward looking statements and were developed based on current estimates and numerous assumptions. These estimates and assumptions represent subjective judgments concerning future events and circumstances, and may be incomplete or incorrect, and unanticipated events and circumstances may occur causing these estimates or assumptions to be wrong. The company does not intend to update or revise its projections, unless required to do so by the Federal Securities Laws. For a detailed discussion of factors that could cause actual result to vary from these forward looking statements, please refer to the companies most recent filings with the SEC including our Annual Report on Form 10-K for fiscal year ended May 31st, 2003 and our quarterly report on Form 10-Q for the quarter ended November 30th, 2003.

I would now like to introduce your host for today’s conference, Mr. Edward L. Gallup, Chairman and Chief Executive Officer. Mr. Gallup, you may begin.

Ed Gallup:	Good morning and thanks for joining us for our third quarter conference call. Participating with me are Nino DeChirico our President and COO, and Steve Ramsey, our Vice President and CFO.

Folks, obviously we’re disappointed in the decline in gross margin over the past few months. We’ve talked about our inefficiencies in operating three manufacturing facilities and the number of redundant products make. We’ve talked repeatedly about the plan to correct this. As most of you probably know, we are eliminating almost 100 products. That should take place somewhere around the end of May taking us from 450 SKU’s down to about 350. We do not expect a revenue decline from that. In addition, our major plan is the red cell consolidation meaning that we will begin to manufacturer all of our red cell products in our Norcross facility. That represents 40% of our total revenue and as you probably are aware, we make these products in all three facilities today. The planning was started in October. It will be implemented on May the 24th, so we will see none of this efficiency pick up in this fiscal year. Obviously, being on a June fiscal, we expect to become much more efficient and a conservative estimate is about a total of $1.8 million will be in gross profit improvement and in cost savings from the red cell consolidation.

As you’ve noted, our CE marking we had said in our last conference call that we expected CE marking to have carry over effect in the third quarter of about $150,000. That number actually came in at $366,000. We will have going forward CE marking of about $40,000 per month that deals with product submissions for CE marking. And this is a new expense; it is however in our fiscal year ‘05 estimates that you see, and other than that CE marking costs are essentially behind us.

You’ll also note that our R&D expense is up significantly. For competitive reasons, we had chosen up until now not to release the information that we do have a third generation instrument. We refer to it currently as the G3. The G3 will be the only automated solution for the small to medium sized hospital. We think there are a minimum of 2,500 customers worldwide that this addresses. The G3 is well into where we finished feasibility some time ago. You see the number of about $600,000 spent year-to-date. The project of course is budgeted for going forward. The G3 is approximately twice as fast as the ABS2000. It weighs only 75 pounds which allows us to do what we call ‘depot service’. By that, we mean that customers will send the instrument to us and we will overnight a new instrument to them; obviously much more cost effective than sending engineers out into the field. The G3 we are targeting for release in 2006, and other than through put, it has essentially all of the features of the Galileo.

Just a final comment – we have taken some drastic measures here in looking into ‘05 and you will see going into ‘05 our costs, our expense items will be less than in fiscal year ‘04. With that, I’ll turn this back to the Operator, and we’ll open it up for Q&A.

Operator:	Thank you. If you have a question at this time, please press star then the number one on your touch tone telephone. If your question has been answered or you wish to remove yourself from the queue, please depress the star then the number two. One moment please for your first question.

Your first question comes from Arnold Ursaner from CJS Securities.

Arnie Ursaner:	Ed, good morning. I’m backing up for John who’s out this morning. A quick question to ask you – it sounds in your tone that you’re a little more optimistic about Galileo being more of an event this year and you talk about some kind of language that you’re getting. Can you give us a little more color on kind of why you’re more optimistic about Galileo being more than next?

Ed:	Sure. And for those of you who may not be aware, Arnie is referring to the Galileo approval in the United States. We submitted the Galileo January 30th, and our guidance was approximately one year from that date we would have approval. The FDA operates quite differently today than they did when we submitted the ABS2000. Many of you may remember it took 27 months to get it approved, and the only other benchmark we had was the 90 day approximate approval for the ProVue, Ortho’s competitive instrument. Within I believe it was five days, we received comments initially from the FDA saying they had received it and we have had an on–going dialogue with them – I’m going to give you a guess of two to three times per week with questions. And the quality of the questions, Arnie, leads us to believe that we will be approved sometime this fall and not next February. So, it’s based totally on the dialogue and the quality of the questions.

Arnie:	Okay. And you gave some targeted numbers for placements at the end of '05. obviously, you're predicating that on the assumption that you will have approval at some point.

Ed:	Yes, that assumption is based on a November approval, and we're estimating 130 instruments between Europe and the U.S. in fiscal '05.

Arnie:	Okay. And final question - again, you obviously appear to be moving toward the next generation product. You mentioned it's two times as fast as the ABS. Can you give us a feel for what sort of - obviously it's very premature, but selling price relative to the Galileo?

Ed:	The selling price will in round numbers be about 40% of the Galileo.

Arnie:	Okay. Thank you very much.

Operator:	Your next question comes from Bill Quirk with RBC Capital Markets.

Bill Quirk:	Good morning. Thanks guys. Hey Ed, can you give us a little – a sense as to your confidence in the transition of the – or I should say the consolidation of the red cell manufacturing from the three plants down to the one. I guess can you just talk about your confidence that this is one, going to deliver the efficiencies that we’ve talked about and then, two; can you just help us think a little bit about the expenses that we should expect to be incurred with this move?

Ed:	Sure. There's been about 110, Steve?

Steve Ramsey:	About 170.

Ed:	About 170 incurred to date. I’ll come back to that and I’ll let either Steve or Nino give you a comment on the expenses that we’ll incur in the fourth quarter. As I mentioned in my comments, the plan was initiated in October and what Nino did was put together marketing, manufacturing, accounting and sales. The customers were notified in February because these are standing order products, and the customers need to change their standing orders with us and we wanted to give them a three month notice. The planning has been so well done and the lady who is in charge of this project has been in charge of our red cell manufacturing for I think 19 years, maybe 20, of our 21 plus years. It is extremely detailed, Bill, and I’m reasonably confident we won’t hit a glitch. I think the more important thing is the customer will receive a better product. And the reason for that – and the customers have already been notified about this – we make today between Immucor, Gamma, and Dominion far too many panels. And panels are used to identify an antibody once you have detected it. By law, you must identify it. To put those panels together, we have donors coming in – shipments coming in – from all over the United States. I’ll give you a guess that it may be as many as 150 blood bags per week – it could be more. And that limits when you’re putting together a large number of panels – it limits your ability to give the customer the best selection. We have by far the best donors in the United States because we’ve been – when we acquired Pfizer and on and on and on, we of course acquired the donors with them. Our product that we are now delivering, that we begin delivery in May to the customer, is far superior to the competitive product in that we can separate antibodies – because very often you have multiple antibodies – we can separate them much easier than the competition can. So, the plan is in place. It will take place on May the 24th, and Steve do you want to talk about the costs going forward?

Steve:	Additional costs that will be incurred in the fourth quarter will be approximately $200,000, primarily relocation expense of the people that are being transferred from Houston to Norcross.

Bill:	Okay, great. And then, just as a follow-up – with respect to kind of the regulatory pathway, on the transition here – has the FDA already come into the Norcross facility and kind of given you guys the green light to go ahead with this, or is this something that we’re still expecting, or because we’re making duplicative products at many of these plants that won’t even be necessary?

Ed:	The latter.

Bill:	The latter. Okay.

Ed:	Same products, no FDA involvement.

Bill:	I see. Thanks guys.

Operator:	Your next question comes from Aaron Geist with Robert W. Baird.

Aaron Geist:	Good morning. I have three questions. My first question is can you tell me how many sets of questions the FDA has come back to you on your submission for Galileo, and if you've responded to all of them?

Nino:	Aaron, there was not enough future (UNINTELLIGIBLE). There were questions on the form where they asked qualification, you know what you want to say here and what you say there, and plus some additional documents. Because the instrument is made in Germany like you know, they asked for some documents that we did not have even Stratec in Germany. And some of these documents needed to be translated from German to English. Basically, not major questions, only information that leads us to tell what we say.

Ed:	And Nino, I think as of yesterday, we had answered all the open questions?

Nino DeChirico:	Not – again, it’s not a question of information. We are sending back a lot of information this week and additional information next week. All of our team has been focused on this.

Aaron:	Okay. Second question, on the gross margin - can you talk a little bit about the anticipated effect of gross margins and reagent trail on the Galileo system? Do you plan on re-pricing the reagents on the Galileo in the U.S. at the same price point or higher than they're priced elsewhere?

Ed:	The instrument itself will be considerably higher priced in the United States. The minimum price will be in the $150 range.

Nino:	Yes, we are telling to all the customers that have been here looking at the instrument. We are telling a list price of $180, but of course we are going to base on the customer discounted price. The lowest would be average would be $150.

Ed:	Reagents?

Nino:	We have not factored in 2005 projection there's not much reagents on the instruments in US because we think between validation and things like that, we will start to see reagent put through on the U.S. instrument basically in 2006.

Aaron:	Do you anticipate that the effect of gross margins from the Galileo instruments will be a positive delta on gross margin's for the whole company in 2006?

Nino:	Absolutely. We see that in Europe. We are going to charge more per test for Galileo and of course the Galileo itself, you know if you consider $150-$160,000 selling price, we'll have a gross margin of 60%.

Aaron:	Thank you. The last question that I had was can you talk about your assumptions for CAPTURE sales for 2005 and 2006?

Ed:	For CAPTURE sales Aaron?

Aaron:	Yes.

Nino:	Well, we have minimal growth of CAPTURE sales - I'll give you a number now in U.S.

Steve:	10%.

Nino:	10%, yes. $1.1 million and again, this does not include any put through to the Galileo.

Aaron:	Okay. Thank you very much.

Operator:	Your next question comes from Steven Saba with Kilkenny Capital.

Steve Saba:	Yes, hi. Thanks for taking my question. On the European margins, the distributor margins, what percent of your sales go through distributors? And since you’re going to be selling more products, I’m not sure why it should be surprising – through distributors – why it should be surprising that your margins would go down in Europe. And my second question is in Europe and the United States, what percentage of your placements are product sales versus product leases? Thanks.

Steve R.:	We sold 15 Galileo’s during the quarter. All of those were through distributors, so that instrument margin is 24%. I don’t have exact numbers on the reagent for the quarter that went through distributors.

Ed:	But the margin on those reagents - it's probably...

Steve R.:	40 to 45%.

Ed:	40 to 45% when we go through distributors, and I'll give you an estimate that about half of those sales were through distributors.

Steve R.:	And of course, we avoid the SG&A expenses. They’re all on the distributors books, so it does hurt margin but it’s still good business for us.

Nino:	The total instrument that we sell through distributors is 61, then it's half and half. Half sold through the distributor and half is through direct sales.

Steve S.:	In the U.S.

Nino:	I'm talking about Galileo in Europe now.

Steve S.:	Oh, Galileo Europe.

Ed:	No Galileo in the U.S. until we get approval sometime this Fall. We have been very active – we’ve had approximately now 40 customers that we have brought in here for VIP visits. And about 70% of those customers are Ortho Gel users. That’s what we asked our sales force to target. And the comments from these approximately 40 customers have been very similar to what we’ve seen in Europe and similar to what we saw at our trade show in November – extremely positive.

Steve S.:	What percentage of your placements are leasing and what percent are purchases generally?

Steve R.:	In the United States, a very small percentage are not recorded as sales. If the customer does lease it, it’s through a third party program and we record the sale and the cost of sales when we get a delivery and acceptance. We carry very few instruments on our books in the States.

Steve S.:	Do you know how many?

Steve R.:	In Italy for example, 100% of the instruments are placements that are on our books. And as you go through Europe, you know – Spain there are some sales, Germany there’s some sales and some leases – but the business model in the States is outright sales.

Steve S.:	But somebody may lease - so you're selling it basically to the leasing company? (CONVERSATIONS OVERLAPPING)

Steve R.:	That's correct.

Steve S.:	Do you know how many – so how many are done through leasing companies? Do you know ballpark percentage?

Ed:	About half.

Steve S.:	About half? Okay.

Ed:	And keep in mind that we have three programs – we sell instruments outright, we have the third party lease where we are paid as soon as a customers signs a delivery and acceptance, and we have what is called a ‘reagent rental’ where a customer puts down very little if any towards the instrument and they are up charged over the period of the contract between three and five years for the reagents so that we get our money back for the instrument, for the service costs, and for the interest. In Europe, and primarily in Italy and Spain, most of our placements – all of our placements in Italy –are reagent rentals. Most of our placements in Spain are reagent rentals, and today that’s of the Galileo that’s probably about 40 instruments, most in Italy.

Steve S.:	Hm-mm. Okay. And, one of my questions is in your press release, it talks about why the margins are going down because you have more distributor sales, but shouldn’t you be expecting that? I’m puzzled as to why you’re surprised about that or seem to be surprised.

Ed:	The mix changes quarter to quarter, and this quarter for example all of our sales were through the distributors. There were 16 sales and they were all – is that correct? How about Germany?

Nino:	No, 16 all through distributors.

Ed:	All through distributors, and the mix prior to them as been much closer to 50/50.

Steve S.:	Okay. Alright, thanks.

Ed:	You're welcome.

Operator:	Your next question comes is from Randy Gwirtzman with Baron Capital.

Randy Gwirtzman:	Hey. Good morning guys.

Ed:	Good morning.

Randy:	Just on the Galileo's for kind of looking at '04 and '05, obviously only European placements remaining in '04. You guys are still comfortable with the 75 placements that you had predicted earlier in the year?

Ed:	That's correct. We are - with 16, we are now at 93 and...

Steve:	We're at 109, and we're comfortable with 26 more by year end.

Ed:	That means that we have to do 26 in the fourth quarter and fourth quarter last year we did 25.

Randy:	Okay.

Ed:	We have five under evaluation, so yes, we're comfortable with that, Randy.

Randy:	Okay, good. And, in the number going forward, $130 million I think in the press release is what you're kind of expecting.

Nino:	130 units.

Randy:	I'm sorry?

Ed:	130 Galileo?

Randy:	Galileo for fiscal '05?

Ed:	Yes.

Randy:	Obviously that assumes some U.S. approval on some machines basically for - there's a quarter and a half or something of machines, right, that...?

Ed:	We're expecting 20 to 30 in the U.S.

Randy:	Okay. So basically the sales in Europe will continue at...?

Ed:	75 to 100.

Randy:	75 to 100. Does that take into account...? (CONVERSATIONS OVERLAPPING)

Ed:	I'm sorry, Randy. That includes ten for Japan.

Randy:	That was my next question. Okay. So, it's basically 75 again in Europe?

Ed:	Yes.

Nino:	And 10 to 15 to Japan, and the rest in Europe.

Randy:	Can you give us a little update as to what’s going on in Japan both on the Galileo side as well as the reagent side? I know you guys have a very small share of that market right now.

Ed:	Small share of the market. We still expect Galileo approval in May. If it slips, it would slip to June, but it is on track. Our consultant was here two weeks ago. As you’ll recall, in the second quarter, we had a short fall for third party distributor sales, one of which was our Japanese distributor, and that totally bounced back in the third quarter. So, we’re very optimistic about what’s going on in Japan, and again, we have so much upside. We do less, we do right at $3 million in Japan today, and that’s a $100 million market.

Randy:	Okay. Just kind of looking at the R&D costs, just getting a sense going forward at the absolute number, I know you guys gave an incremental number for fiscal ‘05 that R&D costs are going to be up what is it $2.8 million for the G3 project.

Steve:	Yes.

Randy:	Can you give us a sense of the total R&D spends? I mean, is it going to be close to $5 million, or more like $4 million, or...?

Steve:	More like $4.5.

Randy:	$4.5 million?

Steve:	Yes.

Randy:	And the CE costs, incrementally going forward it's going to be an additional $120,000 a quarter.

Steve:	That's Euro. 120,000 Euro a quarter.

Randy:	120,000 Euro. And what does that come out of? Is that part of SG&A? Is that Sales and Marketing?

Steve:	It's Cost of Goods Sold.

Randy:	It's part of Cost of Goods Sold.

Steve:	Yes.

Randy:	Okay. I guess the last question is the U.S. and Japan Galileo sales, are those going to be direct sales or would those - Japan I guess is distributor?

Ed:	Japan is distributor. On the box itself, we're similar to European distributors, maybe a little bit higher than the 30% range on the box. But our margins on Galileo reagents in Europe are in the 45% range and Japan will be 65%.

Randy:	And that's 65% through distributors?

Ed:	Yes. And that's just because the end user prices are very high in Japan. The U.S., everything will be direct. We expect Galileo margins to be in the 75 to 80% range.

Randy:	On reagents?

Ed:	On reagents. 60% - let's be conservative - say 50 to 60% on the box.

Randy:	Okay. Thanks very much, guys.

Ed:	You're welcome.

Operator:	Your next question comes from Eric Muse with Kilkenny Capital Management.

Eric Muse:	Yes, I’m still a little confused on how the visibility on these issues that reduce gross margin’s just were not visible, particularly given on your conference call was practically in the middle of the quarter. How did these things just come out of right field and weren’t predicted at that time?

Steve:	If you’re speaking to the CE marking expense, there’s been – we’ve replaced finance managers in Germany and the person just didn’t have the visibility to the real issues put together to provide guidance. I offer no excuse.

Eric:	Okay. Well, what's going to be - what can be done in the future to prevent this - to get better visibility on these things?

Steve:	We’ve got a top notch individual that speaks fluent English. She’s an American that’s been living in Germany for approximately 12 years. She’s done fees control (Phonetic) out there and I sleep a lot better at night having her there.

Eric:	Okay. What about - obviously the CE marking was the biggest issue, but even with some of the other things like the consolidation of the red cell manufacturing, increased ABS2000 sales - how were these not - in January, how were these not seen as being something that were going to lower your gross margin's.

Ed:	A lot of the ABS – I think three but I’m not positive of the number – of the ABS2000 sales were at very close to cost where we were dealing with a ProVue threat, and we put a price out there that made it even more attractive. These were competitive Gel users. If you look at our backlog however, going forward, which is about $1.7 million – the biggest backlog we’ve had in instruments. We will not, by the way, close all of those in the fourth quarter. I think we’ll close a significant number. Those instrument margins we have a better mix, and by that I mean we have more Rosys instrument than ABS’s, and there are no ABS’s any where near the price that we sold those three instruments for. Those instruments were closed very late in the quarter.

Eric:	Oh, okay.

Ed:	We also had a higher than usual service expense for the quarter just simply driven by the number of calls that we make in the field.

Eric:	Okay. Is this something that you expect to be steady going forward, or increasing as those instruments get older?

Ed:	I think the overall picture, the gross margins on instruments will improve going forward. The service will not decrease because we will...(CONVERSATIONS OVERLAPPING)

Steve:	We will continue to lose money on service throughout 2005.

Ed:	And that's older instruments.

Eric:	Okay. Thank you.

Operator:	Your next question comes from Quinton Lai with Robert W. Baird.

Quinton Lai:	Good morning. I wanted to get an update on Inamed. What are you anticipating in Q4 for revenues and I see that you're looking at 2005 between $5 and $6 million.

Ed:	Q4 we're expecting a little over $800,000.

Steve:	We got our first purchase order in February, the 26th. We'll ship $860,000 worth of mesh Inamed in Q4.

Quinton:	And you talked earlier about improving some of the manufacturing processes and in 2005 you're seeing a 110 basis point reduction in gross margin due to the collagen sales.

Ed:	That's without the improvement.

Quinton:	Okay. Alright.

Ed:	The improvement is still unknown. I mean, I think we’ve talked before – it involves a more automated method of producing the collagen mesh. We have done the initial studies. If that works, we’ll pick up as many as 15 margin points, but the number that is out there does not have the improvement in it.

Quinton:	Alright. And then, just on another follow-up question on CE marking, have there been any delays in sales? It sounds like everything has been going very well with the approval process, even despite the higher than expected expenses.

Ed:	No delays in sales whatsoever. We CE marked everything that we wanted to. About 150 List A products and another...

Nino:	50 List A products. All together there's more than 120 products.

Quinton:	Thank you.

Operator:	Your next question comes from Sean McKenna with Merriman.

Sean McKenna:	Hey, guys. Can you hear me?

Ed:	Sure can, Sean. Go ahead, please.

Sean:	Great. So, I want to switch the topic to something (UNINTELLIGIBLE) positive. Looking at the (UNINTELLIGIBLE)…

Ed:	I'm sorry, Sean. You're breaking up a little bit.

Sean:	Can you hear me now?

Ed:	Yes.

Sean:	Okay. I want to switch the topic to something a little more positive here. It looks like accounts receivables came down sequentially and I was wondering if you guys could kind of give us an update on what's happening with the DSO's in Europe and the receivables management. Thanks.

Nino:	That's a good point. Our accounts receivables in Italy and I'm answering you instead of Steve because I'm Italian. Accounts receivable is going much, much better in Italy because we factored the receivables. That's cost us four percent in gross profit basically.

Sean:	Okay.

Nino:	Our accounts receivables are doing much better and our day sales (Phonetic) are much better, but we discount the sales in Italy by four percent and that percentage goes down to the gross profit completely. And it’s a big number if you look at the year-to-date because Italy is spending for $8 to $9 million sales this year.

Ed:	And that’s – we’re able to do that a) because I think it’s better management of our business, and b) the gross margin that we get out of Italy is one of the highest in the world.

Nino:	67%, consolidated to 75%.

Sean:	Okay, great. And receivables in the other rest of the world markets, how are those?

Nino:	They're improving from distributors. Our export manager is focusing a lot of receivables and we have a dramatic improvement there. And overall, Canada is improving and...

Steve:	Right, and the United States is improving. We focused on receivables this year.

Sean:	Okay, great. Thanks a lot guys.

Ed:	You're welcome.

Operator:	Once again, if you would like to ask a question, please press star then the number one on your telephone key pad.

Your next question comes from Fred Toney with MedCap Management.

Fred Toney:	Good morning, guys. Edward, let me dig into the distributor mix versus direct a little bit more. It sounds like that was a very large swing, and is that just because U.S. sales in anticipation of the new product have shrunk so significantly in terms of the mix, and that will swing back once Galileo is launched in the U.S.?

Steve:	What we have seen is the dramatic fall off of in sales of Rosys in the United States, and Rosys was a very good gross margin to us, 45 to 50% depending upon the deal. So once the Galileo – although there are some in the backlog; I think there are six in the backlog – we have seen some drop off in Rosys.

Fred:	And those are sold directly?

Steve:	Yes.

Fred:	So you had none of those in the previous quarter?

Steve:	We had one.

Fred:	Okay. I thought you said earlier all the sales in the previous quarter were through distributors.

Steve:	All the Galileo sales in Q3 were through distributors.

Fred:	Okay. And what exactly was that number again?

Ed:	16.

Fred:	That's the 16. And that's historically been 50/50?

Ed:	Yes.

Fred:	Okay. So that's overseas - you're selling less through your direct efforts overseas?

Ed:	Well, we continue to – in Italy and in Spain, most of our instruments are pure reagent rentals where we’ve just placed the instrument and we get the money back through an up charge. The number of instruments under evaluation, Nino, I believe are all in Italy? The five?

Nino:	Three in Germany, two in Italy.

Ed:	Okay. Three Germany, two Italy. Germany's is the one country that does some of each - they do some reagent rental and they do some purchases. But 16 through the distribution network is a highly usual mix.

Fred:	And it had historically been 50/50. So, I'm just trying to figure out going forward, is this a new trend where most of them will go through the distributors again, or is this a one time trend...?

Nino:	I think it's a one time trend because we are ranking 60% of distributors and 40% direct.

Ed:	Overall.

Nino:	Overall.

Fred:	I'm sorry, could you say that again?

Ed:	The overall placements to date are about 60% distributor and 40% direct.

Fred:	Okay. Your entire installed base?

Ed:	Yes. So it is our expectation that our affiliate sales will become larger than the distributor sales. We only have two distributors in Europe, Bio-Rad in France and a smaller company IBG...

Steve:	We have smaller (UNINTELLIGIBLE).

Ed:	Yes, we have some smaller one in some Eastern block countries.

Fred:	Let me try this in a more pointed way. What happened to the affiliate sales or more direct sales during the quarter, and why were they zero of the mix?

Ed:	They’re always very lumpy. The second quarter we had much better and I’m sorry I don’t have the number with me, but we had much better affiliate sales, and for what we see looking at the fourth quarter, affiliate sales jump up significantly. We’re expecting to place a minimum of 26 instruments and there will be more in the affiliate sales than there will be in distributor.

Fred:	Okay, so the mix goes back to greater than 50%, tilted away from distributors.

Ed:	Yes. Absolutely.

Fred:	And it's just that lumpy of a sales cycle. That's just the way the channels work. Is that what I’m hearing?

Ed:	That's exactly right. And we validate that by looking at the $1.7 million backorder that we're carrying which is all in the U.S.. It's just so lumpy, it's incredible. I don't think we've ever had a backorder bigger than $1.1 million before.

Fred:	And there's really no better way to manage that so you don't have this kind of lumpiness that makes your gross margin's flop around?

Ed:	No, it’s – fourth quarter we always sell more instruments driven somewhat by – you would hope that you would always have the same sense of urgency in your sales force, but our folks are paid as the more instruments they sell, the higher the commission rate. And we always book the extreme being two years ago we sold $5.3 million worth of instruments for a year and $2.8 million of it was in the fourth quarter. I’m expecting a big fourth quarter in instrument sales.

Fred:	So, looking forward to Q1 fiscal '05 then, is there anything in the affiliate network that makes you nervous about that mix staying 50/50?

Nino:	No. Our plan for next year - you know, we have 40 customer (UNINTELLIGIBLE) affiliates and the ratio will be exactly the same. Maybe next year we see with the coming year - I think the ratio will be more in favor of direct, but not a big change.

Fred:	Because of the U.S. mix, though, right?

Ed:	Yes.

Fred:	Okay. So, from that standpoint, it will be a little bit more manageable and you may not have a quarter next year where all of a sudden everything was distributor sales.

Nino:	We hope so.

Ed:	Yes, this is very unusual.

Fred:	Okay. That's good. Thank you very much.

Ed:	You're welcome.

Operator:	Your next question comes from Andrea Bici with Schroders.

Andrea Bici:	Hi. I apologize. I'm hopping on the call late. Did you address what you've baked into your 2005 guidance with respect to renegotiating your GPO agreements with the various hospital GPO's.

Ed:	No, it was not addressed, but we've said all along between $9 and $12 million, and we had budgeted for $10 million.

Andrea:	Okay. Can you elaborate? You have budgeted that you will pay them $10 million or that you'll get $10 million in savings?

Ed:	No, we will pay them three percent so it will be in the $1 million range next year versus approximately $750,000 this year. The GPO’s roll out – the first one was supposed to roll out in April, and that has been extended until June. That happens occasionally..

Andrea:	And which one is that?

Ed:	That is Health Trust. So we will start - we thought we would get a little benefit from Health Trust in this quarter. We will not and that's kind of good news for '05. We'll have a full 12 months. Premier rolls over in June, Broadlane rolls over in August, and Novation rolls over in October.

Andrea:	Great. Thanks.

Operator:	Once again, if you would like to ask a question, please press star then the number one on your telephone key pad.

Your next question comes from the line of Ben Robertson with Daruma.

Ben Robertson:	Yes, my question has already been answered. Thanks.

Operator:	Again, if you do have a question, please press star then the number one.

At this time, Mr. Gallup, there are no further questions, Sir.

Ed:	Okay. Once again, thanks to all of you for joining us. We are looking forward to what we believe is going to be a very exciting '05 and we will do a much better job of managing our margins in the future. Thank you very much.

Operator:	This concludes today's Immucor, Inc. conference call. You may now all disconnect.

** End of Call **